Exhibit 99.1

BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders; Names New Chairman and Lead Independent Director

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ’s Restaurants, Inc. (NASDAQ:BJRI) held its annual meeting of shareholders on Wednesday, June 4, 2008. Shareholders re-elected Paul A. Motenko, Jeremiah J. Hennessy, Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, Shann M. Brassfield, James A. Dal Pozzo, J. Roger King and John F. Grundhofer to the Board of Directors to serve for one-year terms until the next annual meeting. Additionally, shareholders also ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2008.

The Company also announced that the board of directors has unanimously elected Gerald W. (Jerry) Deitchle, President and CEO, to the additional post of Chairman of the Board, and Peter A. (Pete) Bassi as the board’s lead independent director. “I am very grateful that Paul Motenko and Jerry Hennessy, our co-founders and former co-chairmen, will be continuing their valuable service and support to BJ’s as members of our board,” commented Deitchle.

At the annual shareholders’ meeting, BJ’s leadership team presented an update of the Company’s strategic business and growth plan. The slide presentation can be viewed on the “Investors” page of the Company’s website located at www.bjsrestaurants.com. “We remain highly confident about BJ’s opportunity to continue executing its longer-term growth plan and thereby gain additional market share in the estimated $90 billion casual dining segment of the restaurant industry,” said Deitchle. “With only 71 restaurants open today, we believe that we are only about a fourth of the way to opening our current estimate of approximately 300 domestic restaurants of various site types and sizes. While the current operating environment remains very difficult for casual dining restaurants in general, we believe the BJ’s restaurant concept is well positioned with greater quality, differentiation and value compared to most of our ‘mass market’ casual dining competitors and offers us a good opportunity to outperform our similarly-situated peers during these challenging times.”

BJ's Restaurants, Inc. currently owns and operates 71 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1) and Indiana (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 71 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400